Exhibit 99.1

DENDRITE Press Release

Dendrite Reports Strong Third Quarter

—GAAP E.P.S. of $0.24, up 33% from prior year

—Adjusted E.P.S. of $0.26, up 30% from prior year

—Revenues of $114.4 million, up 15% from prior year

Bedminster, N.J., October 27, 2005—Dendrite International, Inc. (NASDAQ: DRTE) today reported its financial results for the quarterly period ended September 30, 2005.

The Company reported that third quarter 2005 GAAP earnings increased 33% to $0.24 per diluted share, compared to GAAP earnings of $0.18 per diluted share for the third quarter of 2004. Adjusted earnings of $0.26 per diluted share grew 30% over the adjusted earnings of $0.20 per diluted share in the third quarter of 2004.

GAAP operating income for the third quarter of 2005 grew 39% to $17.4 million or 15.2% of revenue versus $12.5 million or 12.6% of revenue in the third quarter of 2004.

Adjusted operating income was $18.4 million versus $13.7 million in the third quarter of 2004. As a percent of revenue, third quarter adjusted operating income grew 230 basis points from the prior year—from 13.8% of revenue in 2004 to 16.1% of revenue in 2005.  Adjusted operating income excludes non-cash amortization expense pertaining to acquisition-related intangible assets of approximately $1.0 million in the third quarter of 2005 and $1.2 million in the third quarter of 2004. A reconciliation of GAAP results to adjusted results can be found on the unaudited financial tables included with this press release.

Revenues increased 15% versus the third quarter of 2004 to $114.4 million. Sales Solutions increased over 20% from prior year. Although in aggregate, growth in the total Marketing Solutions group was diminished by the performance of the Company’s Clinical and Data initiatives, the Company’s

Integrated Marketing Solutions revenue increased by 25% versus the third quarter of 2004. Shipping revenues of $4.0 million were flat with prior year.

Year-to-Date Results

Revenues for the first nine months of 2005 were $328.9 million, up 12% from prior year.

Year-to-date adjusted operating income of $47.3 million was 14.4% of total revenue, a 180 basis point improvement from the 12.6% operating income of the year-to-date third quarter of 2004. 2005 year-to-date adjusted operating income excludes approximately $3.3 million of non-cash amortization expense pertaining to acquisition-related intangible assets and $9.4 million of accounting charges from the first quarter of 2005 that related to the rationalization of surplus facilities and severance.  Adjusted operating income for the first nine months of 2004 excludes approximately $3.5 million of non-cash amortization expense pertaining to acquisition-related intangible assets.  Including the above items, GAAP operating income in the first nine months of 2005 was $34.6 million or 10.5% of revenue, versus $33.5 million or 11.4% of revenue in the same period of the prior year.

Adjusted earnings per diluted share were $0.67 year-to-date through September 30, 2005, up 26% versus the $0.53 per diluted share reported in the same period of 2004. GAAP E.P.S. for the first nine months of 2005 was $0.49 per diluted share versus $0.48 per diluted share reported in the first nine months of 2004.

Balance Sheet Highlights

Dendrite generated a near record $18.8 million of cash from operations in the third quarter 2005. Accounts receivable days sales outstanding (DSO) improved to 60 days, down three days from the prior quarter.

Dendrite ended the third quarter of 2005 with $64.6 million in cash and cash equivalents. The Company utilized approximately $11.3 million of cash (net of cash acquired) to acquire Optas, Inc., while capital expenditures in the third quarter of 2005 totaled approximately $4.9 million.

Business Highlights

Dendrite announced it completed the third quarter with a number of significant business achievements, including:

•         Further establishing its footprint in the U.S. mid-tier pharma market by extending the alliance with Esprit Pharma to include additional agreements for the Company’s marketing services and sample outsourcing solutions.

•         Securing numerous new contracts for the First Source Sample & First Source Compliance™ Suite (regulatory compliance and sample management outsourcing solutions) through the recently acquired subsidiary Buzzeo PDMA, Inc.  This group has seen tremendous growth in the number of new contract wins since being acquired by Dendrite in January 2005.

•         Adding more users in Japan for j-force Net™ with new major pharmaceutical company wins.

•         Completing the implementation of the company’s flagship Version IV SFA product (Mobile Intelligence™) for the US-based subsidiary of ALTANA AG.

•         Increasing penetration in its patient support programs that are aimed at improving compliance by signing up a total of 4 of the top 10 Pharma products so far this year.

•         Assisting a U.S. pharmaceutical manufacturer reducing its sales force to integrate non-personal promotion and sampling across a large number of previously rep-detailed doctors.

•         Acquiring Optas, Inc., in September 2005, the industry's premier provider of privacy-safe, relationship marketing solutions to enable pharmaceutical companies to deliver consistent messages to physicians and patients, while maintaining adherence with federal and state regulations surrounding privacy (e.g., HIPAA—the Health Insurance Portability and Accountability Act).

“We have been very pleased to see consistent growth in revenue and E.P.S. over the last few quarters,” said John Bailye, Chairman and CEO. “The market continues to be difficult and unpredictable. We have a promising pipeline heading into the fourth quarter, but as usual, we have to work hard to see that the opportunities convert to results on time. It is clear that the breadth and depth of our offerings position us very well for the future.”

To participate in Dendrite’s earnings call web cast on October 27, 2005 at 5 p.m. EDT, or to obtain replay information, please visit the Investors’ Highlights Section of our website at www.dendrite.com.

About Dendrite

Founded in 1986, Dendrite International (NASDAQ: DRTE) provides diversified sales, marketing, clinical and compliance solutions to the global life sciences and pharmaceutical industry. With clients in more than 50 countries, including the world's top 20 pharmaceutical companies, Dendrite strives to be the first source for expert promotional and sales effectiveness solutions. For more information, please visit www.dendrite.com.

Investor Relations

Christine Croft
908-443-4265
christine.croft@dendrite.com

Note: Dendrite is a registered trademark of Dendrite International, Inc.

This document contains forward-looking statements that may be identified by such forward-looking terminology as “expect,” “believe,” “anticipate,” “will,” “intend,” “plan,” “target,” “outlook,” “guidance,” and similar statements or variations. Such forward-looking statements are based on our current expectations, estimates, assumptions and projections and involve significant risks and uncertainties, including risks which may result from our dependence on the pharmaceutical industry; fluctuations in quarterly revenues due to lengthy sales and implementation cycles for our products; our fixed expenses in relation to fluctuating revenues and variations in customers' budget cycles; dependence on certain major customers; changes in demand for our products and services attributable to any weakness experienced in the economy or mergers, acquisitions and consolidations in the pharmaceutical industry; successful and timely development and introduction of new products and versions; rapid technological changes; risks associated with foreign currency fluctuations as they affect our non-U.S. operations; increased competition; risks associated with our expanded international operations and our ability to adopt and respond successfully to the unique risks involved in our non-U.S. operations; risks associated with acquisitions; our ability to effectively manage our growth; the protection of our proprietary technology; our ability to compete in the Internet-related products and services market; the continued demand for Internet-related products and services; the ability of our third party vendors to respond to technological change; our ability to maintain our relationships with third-party vendors; less favorable than anticipated results from strategic relationships or acquisitions; dependence of data solutions on strategic relationships; events which may affect the U.S. and world economies; and

catastrophic events which could negatively affect our information technology infrastructure. Other important factors that should be reviewed and carefully considered are included in the Company's 10-K, 10-Qs, and other reports filed with the SEC. Actual results may differ materially. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in expectations or assumptions or other changes affecting such forward-looking statements, even if such results or changes make it clear that any such projected results will not be achieved. Our outlook and other forward-looking information is as of the date of this release only. At any such time in the future as the Company may provide revenue, earnings and other outlook information, prior related outlook should no longer be considered current.

TABLE 1

DENDRITE INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS—GAAP

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended September 30,					Nine Months Ended September 30,
	2005	%	2004	%	Change	2005	%	2004	%	Change

Revenues:

Services & Technology:
Sales solutions	$86,314	75.5%	$71,629	72.0%	21%	$239,527	72.8%	$214,673	72.9%	12%
Marketing solutions	24,052	21.0%	23,834	24.0%	1%	75,757	23.0%	67,847	23.0%	12%

Shipping	3,994	3.5%	3,965	4.0%	1%	13,589	4.1%	11,879	4.0%	14%
Total revenues	114,360	100.0%	99,428	100.0%	15%	328,873	100.0%	294,399	100.0%	12%

Operating Costs & Expenses:
Operating costs (including shipping)	61,252	53.6%	51,578	51.9%	19%	173,732	52.8%	151,807	51.6%	14%
Selling, general and administrative	33,395	29.2%	32,832	33.0%	2%	103,258	31.4%	98,923	33.6%	4%
Research and development	1,343	1.2%	1,673	1.7%	-20%	4,615	1.4%	7,417	2.5%	-38%
Facility and other charges	—	0.0%	—	0.0%	0%	9,372	2.8%	—	0.0%	0%
Amortization of acquired intangible assets	960	0.8%	1,214	1.2%	-21%	3,340	1.0%	3,467	1.2%	-4%
Other operating income	—	0.0%	(368)	-0.4%	0%	—	0.0%	(707)	-0.2%	-100%
Total operating costs & expenses	96,950	84.8%	86,929	87.4%	12%	294,317	89.5%	260,907	88.6%	13%

Operating income	17,410	15.2%	12,499	12.6%	39%	34,556	10.5%	33,492	11.4%	3%

Interest (income) expense, net	(150)	-0.1%	14	0.0%	NM	(315)	-0.1%	11	0.0%	NM
Other expense (income), net	35	0.0%	(190)	-0.2%	-118%	32	0.0%	(251)	-0.1%	-113%

Income before income tax expense	17,525	15.3%	12,675	12.7%	38%	34,839	10.6%	33,732	11.5%	3%

Income tax expense	6,747	5.9%	4,880	4.9%	38%	13,413	4.1%	12,987	4.4%	3%

Net income	$10,778	9.4%	$7,795	7.8%	38%	$21,426	6.5%	$20,745	7.0%	3%

Net income per share:
Basic	$0.25		$0.19		32%	$0.50		$0.50		0%
Diluted	$0.24		$0.18		33%	$0.49		$0.48		2%

Shares used in computing net income per share:
Basic	42,944		41,620			42,670		41,335
Diluted	44,331		42,939			43,903		42,942

NM—Not meaningful.

TABLE 2

DENDRITE INTERNATIONAL, INC.

ADJUSTED CONSOLIDATED STATEMENT OF OPERATIONS (NON-GAAP)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended September 30,(1)					Nine Months Ended September 30,(2)
	2005	%	2004	%	Change	2005	%	2004	%	Change

Revenues:

Services & Technology:
Sales solutions	$86,314	75.5%	$71,629	72.0%	21%	$239,527	72.8%	$214,673	72.9%	12%
Marketing solutions	24,052	21.0%	23,834	24.0%	1%	75,757	23.0%	67,847	23.0%	12%

Shipping	3,994	3.5%	3,965	4.0%	1%	13,589	4.1%	11,879	4.0%	14%
Total revenues	114,360	100.0%	99,428	100.0%	15%	328,873	100.0%	294,399	100.0%	12%

Operating Costs & Expenses:
Operating costs (including shipping)	61,252	53.6%	51,578	51.9%	19%	173,732	52.8%	151,807	51.6%	14%
Selling, general and administrative	33,395	29.2%	32,832	33.0%	2%	103,258	31.4%	98,923	33.6%	4%
Research and development	1,343	1.2%	1,673	1.7%	-20%	4,615	1.4%	7,417	2.5%	-38%
Other operating income	—	0.0%	(368)	-0.4%	0%	—	0.0%	(707)	-0.2%	-100%
Total operating costs & expenses	95,990	83.9%	85,715	86.2%	12%	281,605	85.6%	257,440	87.4%	9%

Operating income	18,370	16.1%	13,713	13.8%	34%	47,268	14.4%	36,959	12.6%	28%

Interest (income) expense, net	(150)	-0.1%	14	0.0%	NM	(315)	-0.1%	11	0.0%	NM
Other expense (income), net	35	0.0%	(190)	-0.2%	-118%	32	0.0%	(251)	-0.1%	-113%

Income before income tax expense	18,485	16.2%	13,889	14.0%	33%	47,551	14.5%	37,199	12.6%	28%

Income tax expense	7,117	6.2%	5,347	5.4%	33%	18,307	5.6%	14,322	4.9%	28%

Net income	$11,368	9.9%	$8,542	8.6%	33%	$29,244	8.9%	$22,877	7.8%	28%

Net income per share:
Basic	$0.26		$0.21		24%	$0.69		$0.55		25%
Diluted	$0.26		$0.20		30%	$0.67		$0.53		26%

Shares used in computing net income per share:
Basic	42,944		41,620			42,670		41,335
Diluted	44,331		42,939			43,903		42,942

Note:                       The non-GAAP financial information set forth above is not prepared in accordance with U.S. generally accepted  ccounting principles (GAAP).  These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.  Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  The Company believes that disclosing non-GAAP statements of operations provide further insight into the operating performance of the Company and are useful to investors to help them analyze operating trends and perform comparisons across periods. Management uses the adjusted numbers to manage the business and evaluate operating performance on a period-to-period comparative basis.

(1)                                  See Table 3 for the Reconciliation of Adjusted (NON-GAAP) to GAAP Statement of Operations for the three months ended September 30, 2005 and 2004.

(2)                                  See Table 4 for the Reconciliation of Adjusted (NON-GAAP) to GAAP Statement of Operations for the nine months ended September 30, 2005 and 2004.

NM—Not meaningful.

TABLE 3

DENDRITE INTERNATIONAL, INC.

RECONCILIATION OF ADJUSTED (NON-GAAP) TO GAAP STATEMENT OF OPERATIONS

THREE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended September 30, 2005			Three Months Ended September 30, 2004
	Total Adjusted	Amortization(1)	GAAP	Total Adjusted	Amortization(1)	GAAP

Revenues:

Services & Technology:
Sales solutions	$86,314	$—	$86,314	$71,629	$—	$71,629
Marketing solutions	24,052	—	24,052	23,834	—	23,834

Shipping	3,994	—	3,994	3,965	—	3,965
Total revenues	114,360	—	114,360	99,428	—	99,428

Operating Costs & Expenses:
Operating costs (including shipping)	61,252	—	61,252	51,578	—	51,578
Selling, general and administrative	33,395	—	33,395	32,832	—	32,832
Research and development	1,343	—	1,343	1,673	—	1,673
Facility and other charges	—	—	—	—	—	—
Amortization of acquired intangible assets	—	960	960	—	1,214	1,214
Other operating income	—	—	—	(368)	—	(368)
Total operating costs & expenses	95,990	960	96,950	85,715	1,214	86,929

Operating income	18,370	(960)	17,410	13,713	(1,214)	12,499

Interest (income) expense, net	(150)	—	(150)	14	—	14
Other expense (income), net	35	—	35	(190)	—	(190)

Income before income tax expense	18,485	(960)	17,525	13,889	(1,214)	12,675

Income tax expense	7,117	370	6,747	5,347	467	4,880

Net income	$11,368	$(590)	$10,778	$8,542	$747	$7,795

Net income per share: (2)
Basic	$0.26	$(0.01)	$0.25	$0.21	$(0.02)	$0.19
Diluted	$0.26	$(0.01)	$0.24	$0.20	$(0.02)	$0.18

Shares used in computing net income per share:
Basic	42,944	42,944	42,944	41,620	41,620	41,620
Diluted	44,331	44,331	44,331	42,939	42,939	42,939

(1)             Represents exclusion of acquisition related amortization expense of definite lived intangible assets.  This amortization was previously included within Total Costs of Sales and Selling, General & Administrative costs in our prior presentations.

(2)             EPS does not appear to foot across due to the mathematical rounding of the individual calculations.

TABLE 4

DENDRITE INTERNATIONAL, INC.

RECONCILIATION OF ADJUSTED (NON-GAAP) TO GAAP STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Nine Months Ended September 30, 2005					Nine Months Ended September 30, 2004
	Total Adjusted	Amortization(1)	Facility Charges	Severance Charges	GAAP	Total Adjusted	Amortization(1)	GAAP

Revenues:

Services & Technology:
Sales solutions	$239,527	$—	$—	$—	$239,527	$214,673	$—	$214,673
Marketing solutions	75,757	—	—	—	75,757	67,847	—	67,847

Shipping	13,589	—	—	—	13,589	11,879	—	11,879
Total revenues	328,873	—	—	—	328,873	294,399	—	294,399

Operating Costs & Expenses:
Operating costs (including shipping)	173,732	—	—	—	173,732	151,807	—	151,807
Selling, general and administrative	103,258	—	—	—	103,258	98,923	—	98,923
Research and development	4,615	—	—	—	4,615	7,417	—	7,417
Facility and other charges	—	—	7,649	1,723	9,372	—	—	—
Amortization of acquired intangible assets	—	3,340	—	—	3,340	—	3,467	3,467
Other operating income	—	—	—	—	—	(707)	—	(707)
Total operating costs & expenses	281,605	3,340	7,649	1,723	294,317	257,440	3,467	260,907

Operating income	47,268	(3,340)	(7,649)	(1,723)	34,556	36,959	(3,467)	33,492

Interest (income) expense, net	(315)	—	—	—	(315)	11	—	11
Other expense (income), net	32	—	—	—	32	(251)	—	(251)

Income before income taxes	47,551	(3,340)	(7,649)	(1,723)	34,839	37,199	(3,467)	33,732

Income taxes	18,307	1,286	2,945	663	13,413	14,322	1,335	12,987

Net income	$29,244	$(2,054)	$(4,704)	$(1,060)	$21,426	$22,877	$(2,132)	$20,745

Net income per share:(2)
Basic	$0.69	$(0.05)	$(0.11)	$(0.02)	$0.50	$0.55	$(0.05)	$0.50
Diluted	$0.67	$(0.05)	$(0.11)	$(0.02)	$0.49	$0.53	$(0.05)	$0.48

Shares used in computing net income per share:
Basic	42,670	42,670	42,670	42,670	42,670	41,335	41,335	41,335
Diluted	43,903	43,903	43,903	43,903	43,903	42,942	42,942	42,942

(1)                                  Represents exclusion of acquisition related amortization expense of definite lived intangible assets.  This amortization was previously included within Total Costs of Sales and Selling, General & Administrative costs in our prior presentations.

(2)                                  EPS does not appear to foot across due to the mathematical rounding of the individual calculations.

TABLE 5

DENDRITE INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE DATA)

(UNAUDITED)

	September 30,	December 31,
	2005	2004
Assets

Current Assets:
Cash and cash equivalents	$64,618	$64,020
Accounts receivable, net	76,118	71,653
Prepaid expenses and other current assets	7,079	6,935
Deferred income taxes	6,757	5,029
Total current assets	154,572	147,637

Property and equipment, net	55,507	45,283
Other assets	8,758	7,922
Goodwill	91,409	80,963
Intangible assets, net	25,685	19,876
Purchased capitalized software, net	598	1,056
Capitalized software development costs, net	10,339	9,170
Deferred income taxes	9,640	9,873
	$356,508	$321,780
Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$10,495	$8,171
Income taxes payable	8,265	12,013
Capital lease obligations	1,467	1,689
Accrued compensation and benefits	15,780	14,662
Accrued professional and consulting fees	6,320	7,413
Accrued facility and other charges	2,103	—
Other accrued expenses	15,135	19,284
Purchase accounting restructuring accrual	1,925	3,000
Deferred revenues	13,804	13,347
Total current liabilities	75,294	79,579

Capital lease obligations	2,068	3,036
Purchase accounting restructuring accrual	3,224	4,143
Accrued facility and other charges	4,497	—
Deferred rent	5,936	2,070
Other non-current liabilities	5,293	5,363

Stockholders’ Equity:
Preferred stock, no par value, 15,000,000 shares authorized, none issued	—	—
Common stock, no par value, 150,000,000 shares authorized, 46,117,895 and 44,913,584 shares issued; 43,355,678 and 42,374,836 shares outstanding at September 30, 2005 and December 31, 2004, respectively	142,563	125,237
Retained earnings	148,927	127,501
Deferred compensation	(368)	(123)
Accumulated other comprehensive income	(639)	1,239
Less treasury stock, at cost	(30,287)	(26,265)

Total stockholders’ equity	260,196	227,589

	$356,508	$321,780

TABLE 6

DENDRITE INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Nine Months Ended September 30,
	2005	2004
Operating activities:
Net income	$21,426	$20,745
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,026	15,958
Write-off of property and equipment	1,030	—
Amortization of deferred compensation, net of forfeitures	103	149
Deferred income tax benefit	(2,277)	—
Other adjustments for non-cash items	—	901
Changes in assets and liabilities, net of effects from acquisitions:
(Increase) decrease in accounts receivable	(1,825)	7,424
Decrease in prepaid expenses and other current assets	56	926
(Increase) decrease in other assets	(1,039)	786
Increase (decrease) in accounts payable and accrued expenses	1,361	(3,671)
Increase in accrued facility and other charges	6,618	—
Decrease in purchase accounting restructuring accrual	(2,180)	(5,606)
(Decrease) increase in income taxes payable	(1,621)	3,907
Increase (decrease) in deferred revenue	221	(5,505)
(Decrease) increase in other non-current liabilities	(70)	860

Net cash provided by operating activities	39,829	36,874

Investing activities:
Proceeds from sale-leaseback of furniture and equipment	—	2,162
Acquisitions, net of cash acquired	(21,439)	(7,312)
Purchases of property and equipment	(22,633)	(15,083)
Additions to capitalized software development costs	(3,845)	(4,087)

Net cash used in investing activities	(47,917)	(24,320)

Financing activities:
Repayments of long-term debt	—	(1,773)
Repayments of acquired loan	—	(624)
Payments on capital lease obligations	(1,241)	(829)
Issuance of common stock	10,938	6,249

Net cash provided by financing activities	9,697	3,023

Effect of foreign exchange rate changes on cash	(1,011)	152

Net increase in cash and cash equivalents	598	15,729
Cash and cash equivalents, beginning of year	64,020	30,405

Cash and cash equivalents, end of period	$64,618	$46,134

TABLE 7

DENDRITE INTERNATIONAL, INC.

PURCHASED INTANGIBLE ASSET AMORTIZATION

(IN THOUSANDS)

(UNAUDITED)

	2005
	Actuals			Forecast		Full Year Projections* (b)
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	2005	2006	2007	2008	2009	Thereafter
Synavant Intangible Detail
Covenants not to compete	$263	$218	$—	$—	$481	$—	$—	$—	$—	$—
Backlog (a)	22	22	22	21	87	—	—	—	—	—
Pharbase Database	65	65	65	65	260	260	260	260	260	899
Customer relationships	112	111	111	111	445	446	446	446	446	2,883

Synavant Amortization Total	462	416	198	197	1,273	706	706	706	706	3,782

PharmaVision Amortization (c)	81	77	74	86	318	237	—	—	—	—

Schwarzeck Amortization (c)	76	67	68	78	289	307	106	—	—	—
SAI Amortization	153	152	153	152	610	446	—	—	—	—
UTO Brain Amortization (c)	45	51	48	48	192	191	191	191	191	787
MDM Amortization	191	191	191	176	749	704	280	93	78	153
Optas Amortization	—	—	54	210	264	581	561	537	537	1,669
Buzzeo Amortization	242	176	174	174	766	777	692	604	479	1,432

Total Amortization Expense	$1,250	$1,130	$960	$1,121	$4,461	$3,949	$2,536	$2,131	$1,991	$7,823

(a)   Backlog is amortized as the backlog revenue is recognized.

(b)   Amortization is recorded on a straight-line basis within each respective year.

(c)   Amortization expense will fluctuate based upon movements in foreign currency.

*      See "forward-looking" statement included as part of this release.  It does not reflect or assume any additional acquisitions.